Exhibit (j)

Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement Nos. 2-83299 and 811-3720 on Form N-1A of the FBR Fund for Tax-Free Investors, Inc. of our report dated January 23, 2003 appearing in the FBR Fund for Tax-Free Investors, Inc. December 31, 2002 Annual Report, and to the references to us under the captions "Financial Highlights" appearing in the Prospectus and "Experts" appearing in the Statement of Additional Information, both of which are part of such Registration Statement.

April 30, 2003